UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________________
FORM 8-K
__________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 21, 2025
 _________________________
OUTFRONT Media Inc.
(Exact name of registrant as specified in its charter)
 __________________________

Maryland	001-36367	46-4494703
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

90 Park Avenue, 9th Floor
New York,	New York	10016
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (212) 297-6400
__________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01, par value	OUT	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Chief Executive Officer

On August 21, 2025 (the “Effective Date”), the Board of Directors (the “Board”) of OUTFRONT Media Inc. (the “Company”) appointed Nicolas Brien as the Company’s Chief Executive Officer (the “CEO”), effective as of the Effective Date. Mr. Brien will continue to serve as a member of the Board.

Mr. Brien, age 63, has served on the Board since October 2014 and as the Company’s Interim Chief Executive Officer since February 2025. Mr. Brien has held senior leadership roles at some of the most influential global organizations in the advertising, media, advertising technology and digital marketing industries, where he was responsible for leading the organizations through periods of rapid expansion and change. He served as Chief Executive Officer of Enthusiast Gaming Holdings Inc., a gaming media and entertainment company, from March 2023 to January 2024. Previously, he served as Chief Executive Officer of Amobee, Inc., an advertising technology company, from July 2021 to October 2022. He served as Chief Executive Officer, the Americas and U.S., of Dentsu Aegis Network Ltd., one of the world’s largest advertising, media and digital marketing agencies, from August 2017 to December 2019, and as a consultant to Dentsu Aegis Network Ltd. from January 2020 to March 2020. He also served as the Chief Executive Officer of iCrossing, a subsidiary of Hearst Corporation, and as President of Hearst Magazines Marketing Services, a division of Hearst Corporation, from March 2015 to July 2017. Prior to that, he served as Chairman and Chief Executive Officer of McCann Worldgroup from April 2010 through November 2012, and as Chief Executive Officer of IPG Mediabrands from 2008 to 2010. Mr. Brien also served as Chief Executive Officer of Universal McCann from 2005 to 2008.

There is no arrangement or understanding with any person pursuant to which Mr. Brien was appointed as the CEO. In addition, there are no family relationships between Mr. Brien and any director or executive officer of the Company, and there are no transactions between Mr. Brien and the Company requiring disclosure under Item 404 of Regulation S-K.

In connection with Mr. Brien’s appointment, the Company entered into an employment agreement with him, dated as of the Effective Date (the “Employment Agreement”), which provides for his employment as the CEO from the Effective Date until the earlier of Mr. Brien’s death or disability, or Mr. Brien’s termination. Mr. Brien will receive an annual base salary of $1,000,000 and will be eligible to receive an annual cash bonus with an annual bonus target opportunity equal to 100% of his base salary (subject to proration for 2025), each subject to review and increase at the discretion of the Compensation Committee (the “Committee”) of the Board. Mr. Brien is also eligible to receive annual grants of long-term equity incentive compensation as determined by the Committee based on a target value of $5,000,000, commencing in 2026. On a one-time basis, $2,000,000 of Mr. Brien’s $5,000,000 long-term equity incentive award will be granted as soon as practicable following the Effective Date in the form of a performance-based restricted share unit award tied to the Company’s stock price performance over a three-year period (the “One-Time Performance Award”), with the remaining portion of the award being granted in 2026 as determined by the Committee. In addition, Mr. Brien will be granted a separate one-time restricted share unit award with a value of $1,000,000 that will be granted as soon as practicable following the Effective Date and vests on the earlier of the third anniversary of the grant date and the date on which Mr. Brien’s employment is terminated by the Company without “Cause” or by him for “Good Reason” (as those terms are each defined in the Employment Agreement). The terms and conditions of any long-term equity incentive compensation awarded to Mr. Brien are set forth in the OUTFRONT Media Inc. Amended and Restated Omnibus Stock Incentive Plan (the “Plan”) and the related equity award terms and conditions. In addition, Mr. Brien will be entitled to participate in arrangements for benefits, business expenses and perquisites generally available to our other senior executives of the Company.

In the event Mr. Brien’s employment is terminated by the Company without “Cause” or by him for “Good Reason” (as those terms are each defined in the Employment Agreement), Mr. Brien is entitled to receive the following payments, subject to Mr. Brien executing a general release: (1) a cash severance amount equal to the sum of 12 months of his annual salary and his annual target cash bonus; (2) a prorated cash bonus for services rendered; (3) Company-paid medical and dental benefits for up to 12 months; (4) other than with respect to the One-Time Performance Award, accelerated vesting of restricted share unit awards and performance-based restricted share unit awards that would have vested during the 12-month period following Mr. Brien’s termination of employment, subject to the satisfaction of any performance-based conditions applicable to such awards; and (5) accelerated vesting of a prorated portion of the One-Time Performance Award based on the tenure of Mr. Brien’s service during the three-year performance period and the Company’s stock price performance prior to the applicable termination during the three-year performance period.

The Employment Agreement also contains restrictive covenants imposing non-competition and non-disparagement obligations, restricting solicitation of employees, protecting confidential information and ownership of work product and requiring cooperation in litigation, as well as other covenants, during his employment and for specified periods after the termination of his employment. Further, the Employment Agreement provides for indemnification by the Company to the fullest extent permitted by law and the Company’s charter and the Company’s Amended and Restated Bylaws against liabilities, losses, judgments, fines, penalties, amounts paid in settlement and reasonable expenses, including attorneys’ fees, incurred by Mr. Brien in connection with his service for the Company.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the full text of the Employment Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K, and is incorporated herein by reference.

Election of Directors

On August 21, 2025, Michael Barrett and Nicolle Pangis were elected to the Board, effective as of August 21, 2025, for a term expiring at the Company’s 2026 Annual Meeting of Stockholders, or until his or her earlier resignation or removal from the Board. Additionally, Ms. Pangis will serve as a member of the Compensation Committee of the Board, and Mr. Barrett will serve as a member of the Nominating and Governance Committee of the Board, effective as of August 21, 2025.

There is no arrangement or understanding with any person pursuant to which either Mr. Barrett or Ms. Pangis were appointed as a member of the Board. There are no transactions between each of Mr. Barrett and Ms. Pangis and the Company that would be reportable under Item 404(a) of Regulation S-K.

In accordance with the Company’s compensation policy for non-employee directors as described in the Company’s definitive proxy statement filed with the Securities and Exchange Commission (the “SEC”) on April 21, 2025, each of Mr. Barrett and Ms. Pangis will receive an annual cash retainer of $82,500 for service on the Board and $10,000 for service on their respective Board committees, as well as an annual equity grant under the Plan in the form of restricted share units valued at $145,000 (subject to proration). In addition, the Company will enter into its standard form of indemnification agreement with each of Mr. Barrett and Ms. Pangis. A form of indemnification agreement was previously filed with the SEC on February 18, 2014 as Exhibit 10.5 to the Company’s Registration Statement on Form S-11 (File No. 333-189643).

Item 9.01	Financial Statements and Exhibits.
    (d) Exhibits. The following exhibits are filed herewith:

Exhibit Number	Description

10.1	Employment Agreement between OUTFRONT Media Inc. and Nicolas Brien, dated as of August 21, 2025.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

EXHIBIT INDEX

Exhibit Number	Description

10.1	Employment Agreement between OUTFRONT Media Inc. and Nicolas Brien, dated as of August 21, 2025.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OUTFRONT MEDIA INC.

By:	/s/ Matthew Siegel
	Name:	Matthew Siegel
	Title:	Executive Vice President and
Chief Financial Officer

Date: August 21, 2025